                                                                      Exhibit 21



                 Subsidiaries of ICF Kaiser International, Inc.

     The following list contains the names and jurisdictions of incorporation of the six tiers of directly and indirectly owned subsidiaries of ICF Kaiser International, Inc. The ownership of entities which are less than wholly owned is indicated by an ownership percentage figure in parentheses following the name of the entity.

                                                                    Jurisdiction
                                                                         of
                                                                   Incorporation
                                                                   -------------
I.    BIOS Corporation (48%)                                            Delaware

I.    Clement International Corporation                                 Delaware

      II.  Newsys Environmental Technology System (15%)                   Taiwan

I.    Cygna Group, Inc.                                                 Delaware

      II.  Liability Risk Management, Inc.                            California

I.    Global Trade & Investment, Inc.                                   Delaware

I.    ICF Cannon Associates, Inc.                                       Delaware

I.    ICF Consulting Associates, Inc.                                   Delaware

I.    ICF Incorporated                                                  Delaware

      II.  ICF/EKO (37.5%)                                                Russia

I.    ICF Information Technology, Inc.                                  Delaware

      II.  Phase Linear Systems Incorporated                            Delaware

I.    ICF Kaiser Engineers Massachusetts, Inc.                          Delaware

                                -Page 1 of 3-          Current as of May 1, 1994

I     ICF Kaiser Holdings Unlimited, Inc.                               Delaware


      II.  American Venture Investments Incorporated                    Delaware
           III.    American Venture Holdings, Inc.                      Delaware

      II.  Cygna Consulting Engineers and Project                     California
             Management, Inc.

      II.  Excell Development Construction, Inc.                        Delaware
           III.    International Systems, Inc.                          Colorado

      II.  ICF Leasing Corporation, Inc.                                Delaware

      II.  ICF Kaiser Environnement                                       France

I.    ICFcorp International, Inc.                                       Delaware

      II.  ICF Kaiser Engineers Group, Inc.                             Delaware

           III.    Henry J. Kaiser Company                                Nevada
           III.    ICF Florida First, Inc.                              Delaware
           III.    ICF Kaiser Engineers, Inc.                               Ohio
                   IV.  (See following page)
           III.    ICF Technology Incorporated                          Delaware
           III.    International Waste Energy Systems, Inc.             Delaware
           III.    KE Livermore, Inc.                                   Delaware

      II.  ICF Resources Incorporated                                   Delaware

           III.    ICF R G.P. No. 1, Inc.                               Delaware
           III.    HBG Hawaii, Inc.                                     Delaware
                   IV.  Silversword, Inc. (50%)                         Delaware

I.    ICF Kaiser Hanford Company                                        Delaware

I.    ICF Kaiser Servicios Ambientales, S.A. de C.V. (66 2/3%)            Mexico

I.    Kaiser Engineers Southern Company                                   Nevada

I.    Monument Select Insurance Company                                  Vermont

I.    Systems Applications Inc. (Name Holding Subsidiary Only)            Nevada

I.    Tudor Engineering Company                                         Delaware

                                -Page 2 of 3-          Current as of May 1, 1994

III.  ICF Kaiser Engineers, Inc.                                            Ohio

      IV.  Henry J. Kaiser Company (Canada) Ltd.                          Canada
      IV.  ICF Kaiser Engineers (California) Corporation                Delaware
      IV.  ICF Kaiser Engineers Corporation                             New York
      IV.  ICF Kaiser Engineers of Michigan, Inc.                       Michigan
      IV.  Kaiser Engineers Australia Pty. Limited (50%)               Australia
           V.  High Speed Rail Engineers Pty. Ltd. (25%)               Australia
           V.  Kaiser Engineers (NZ) Ltd (99%)                       New Zealand
      IV.  Kaiser Engineers and Constructors, Inc.                        Nevada
           V.  ICF Pty. Ltd. (50%)                                     Australia
           V.  Kaiser Engineers Limited (0.02%)                             U.K.
           V.  Kaiser Engineers Australia Pty. Limited (50%)           Australia
           V.  Kaiser Engenharia de Portugal Limitada (50%)             Portugal
           V.  Kaiser Engineers (NZ) Ltd (1%)                        New Zealand
           V.  Kaiser Engineers Pty. Ltd. (50%)                        Australia
           V.  Kaiser Ingenieria de Chile Limitada (51%)                   Chile
      IV.  Kaiser Engineers International, Inc.                           Nevada
           V.  ICF Pty. Ltd. (50%)                                     Australia
           V.  Kaiser Engenharia de Portugal Limitada (50%)             Portugal
           V.  Kaiser Engineers Pty. Ltd. (50%)                        Australia
           V.  Kaiser Ingenieria de Chile Limitada (49%)                   Chile
      IV.  Kaiser Engineers Limited (99.98%)                                U.K.
           V.  Kaiser Engineers Technical Services Limited (75%)          Cyprus
           V.  Kaiser Engineers (UK) Limited (50%)                          U.K.
      IV.  Kaiser Engineers (UK) Limited (50%)                              U.K.
           V.  Kaiser Engineers Technical Services Limited (25%)          Cyprus
      IV.  Kaiser Engenharia e Constructoes Limitada                      Brazil
      IV.  KE, Inc.                                                  Philippines
      IV.  KE, Inc. (dba in Massachusetts: Kaiser Engineers Co.)        Delaware
      IV.  KE Services Corporation                                      Delaware
      IV.  Overseas Constructors & Engineers, Inc.                      Delaware
      IV.  PCI Operating Company, Inc.                                  Delaware

                                -Page 3 of 3-          Current as of May 1, 1994